                                 EMPLOYMENT AGREEMENT



    This Employment Agreement ("Agreement") is entered into effective as of December 1, 1996 (the "Effective Date") by and between Access Health, Inc. (the "Company"), and Kenneth B. Plumlee ("Employee").

                                       RECITALS

    WHEREAS, Employee is currently employed by the Company as the Chairman of the Board of Directors, and the parties desire to enter into this agreement with respect to the Employee's transition from full-time to part-time employment with the Company.

    NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as the "Parties") hereby agree as follows:

    1.   DEFINITIONS.  As used herein, the following definitions shall apply:

         (a) "CHANGE IN CONTROL" shall mean the occurrence of any of the following events:

              (i) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, except a sale to an entity of which at least fifty percent (50%) of the total voting power represented by the voting securities of such entity are held by stockholders of the Company at the time of such sale.

              (ii) The acquisition by any Person as Beneficial Owner (as such terms are defined in the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities.

              (iii) A majority of the Board of Directors of the Company in office at the beginning of any thirty-six (36) month period (x) is replaced during the course of such thirty-six (36) month period (other than by voluntary resignation of individual directors in the ordinary course of business) and
(y) such replacement was not initiated by the Board of Directors of the Company as constituted at the beginning of such thirty-six (36) month period and as changed during such period to add directors approved by the incumbent Board of Directors.

         (b) "DISABILITY" shall mean that the Employee, at the time notice is given, has been unable to perform his duties under this Agreement for a period of not less than ninety (90) days consecutively as the result of his incapacity due to physical or mental illness.

         (c) "CAUSE" shall mean the termination of employment of Employee shall have taken place as a result of (i) Employee's continued failure to substantially perform his principal duties (other than as a result of Disability) after thirty (30) days' written notice from the Company specifying the nature of Employee's failure and demanding that such failure be remedied;
(ii) Employee's material and continuing breach of his obligations to the Company set forth in this Agreement or the Confidentiality Agreement (as defined herein) after thirty (30) days' written notice from the Company specifying the nature of Employee's breach and demanding that such breach be remedied (unless such breach by its nature cannot be cured, in which case notice and an opportunity to cure shall not be required); (iii) Employee's being convicted of a felony or (iv) act or acts of dishonesty undertaken by Employee and intended to result in substantial gain or personal enrichment of Employee at the expense of the Company.

    2. EMPLOYMENT PERIOD. The period commencing on December 1, 1996, and ending on September 30, 1998 (herein the "Employment Period").

    3. POSITION AND RESPONSIBILITIES. During the Employment Period, the Company shall employ Employee on a part-time basis to perform such services as described herein; provided, however, the Company shall not require Employee to perform services for more than one-half of the business days in any one month during the Employment Period. During the Employment Period, Employee shall be employed in the capacity of Chairman of the Board of Directors. Employee's responsibilities shall include: (i) managing the Board of Directors agenda and meetings; (ii) working with the Chief Executive Officer on the Company's long-term strategy, strategic relationships, new product developments and investor relations; and (iii) such other duties and responsibilities as shall be mutually agreed to by Employee and the Chief Executive Officer. Throughout the Employment Period, the Company shall use its best efforts, without extraordinary expense, to have Employee re-elected to serve on the Company's Board of Directors. Employee and the Chief Executive Officer of the Company may mutually agree to change Employee's capacity and/or responsibilities during the Employment Period without thereby terminating or otherwise amending this Agreement.

    4. STOCK OPTIONS. The Company will provide the following in connection with Employee's outstanding stock options:

         (a) CONTINUED VESTING. During the Employment Period, all unvested options of Employee shall continue to vest as if Employee were a full-time employee.

         (b) VESTING UPON CONTINUED SERVICE. After the expiration of the Employment Period, all unvested options of Employee shall continue to vest for so long as Employee continues to serve the Company as a member of the Board of Directors.


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         (c)  VOLUNTARY TERMINATION.  Vesting of all unvested options of
Employee shall terminate if Employee (x) voluntarily terminates this Agreement or (y) voluntarily discontinues service to the Company as a member of the Board of Directors.

         (d) ACCELERATED VESTING. All unvested options of Employee shall immediately become vested upon the following conditions: (i) if Employee is terminated without Cause; (ii) if Employee is not re-elected as a director of the Company by the stockholders of the Company; (iii) in the event of a Change In Control; (iv) in the event of death or Disability of Employee or (v) if Employee and the Chief Executive Officer of the Company mutually agree to terminate Employee's services under this Agreement or as a member of the Board of Directors prior to the expiration of the Employment Period.

         (e) EXTENSION OF EXERCISE PERIOD. Notwithstanding the provisions specified in any option agreement held by Employee or any Plan under which options may have been granted to him, Employee shall continue to have the right to exercise any vested options held by him through the twelve (12) month period following the later of (i) the end of the Employment Period or (ii) the date Employee first no longer serves as a member of the Company's Board of Directors; provided, however, in no event shall Employee be entitled to exercise an option beyond the "Term/Expiration Date" specified in the particular option agreement.

    5. BASE COMPENSATION, DEFERRED COMPENSATION AND BENEFITS DURING THE EMPLOYMENT PERIOD.

         (a) BASE COMPENSATION. Employee shall be paid a salary during the Employment Period at the annual rate of $150,000 payable bi-monthly.

         (b) DEFERRED COMPENSATION. The Company shall provide to Employee a deferred compensation benefit in the aggregate amount of $680,000 which shall be payable within thirty (30) days of the effective date of this Agreement.

         (c) BENEFITS. During the Employment Period, Employee shall be entitled to receive all executive benefits currently provided to senior management of the Company including, but not limited to, medical, dental, accidental death, dismemberment and long-term disability insurance, life insurance and car allowance. Employee's COBRA benefit period shall begin at the end of the Employment Period.

         (d) SEVERANCE PAYMENT. Employee shall receive a payment equal to the amount of salary that would be due to Employee under this Agreement for the remaining Employment Period (i) if Employee is terminated without Cause; (ii) if Employee is not re-elected as a director of the Company by the stockholders of the Company; (iii) in the event of a Change In Control; (iv) in the event of death or Disability of Employee or (v) if Employee and the Chief Executive Officer of the Company mutually agree to terminate Employee's services under this Agreement or as a member of the Board of Directors prior to the expiration of the Employment Period. The severance payment shall be payable within ten (10) days after the foregoing event.


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    6.   CONFIDENTIALITY.  Employee acknowledges that during the course of his employment he has had and will have access to a wide range of extremely sensitive, non-public information concerning the Company, its future business and product plans, its marketing strategies and its sales organization. Employee acknowledges that all of this information is covered by the Confidentiality/Proprietary Information Agreement that he signed in connection with his employment which is attached hereto as EXHIBIT A. Employee further agrees that the Confidentiality/Proprietary Information Agreement will govern his treatment of the information to which Employee has been privy during the full course of his employment by the Company, and/or its subsidiaries.

    7. PAYMENT OF SALARY. Employee acknowledges and represents that except as otherwise expressly provided herein, the Company has paid or made all salary, bonuses, equity grants and any and all other compensation or benefits due to Employee as of the Effective Date.

    8. NON-COMPETITION. During the Employment Period, Employee shall not provide services, whether for compensation or otherwise, as an officer, director, employee, consultant or in any other capacity to any person or company that competes, directly or indirectly, in the field of health care targeted by the Company's products, projects or services. In this regard, Employee acknowledges that the business of the Company is national and international in nature. Employee also acknowledges that this period of time, scope of business and geographic extent are reasonably necessary to protect the legitimate business interests of the Company. In the event Employee breaches this Section, Employee agrees that all obligations of the Company to pay salary and benefits during the Employment Period and to accelerate options as provided in Section 4 herein shall immediately terminate and Employee shall repay any amounts paid to Employee after the date Employee breached this Section.

    9. NON-SOLICITATION. During the Employment Period, Employee will not directly or indirectly solicit or encourage any then current Company employee to terminate his or her employment with the Company for the purpose of working as an officer, director, employee, consultant or in any other capacity for either himself or any of his employers. For purposes of the above, an employer of Employee's will be deemed to include (i) any parent, subsidiary or other affiliate of such an employer or (ii) any person or company for which Employee provides consulting services or for which he acts in the capacity of director or for which he acts in any other capacity.

    10. ATTORNEYS FEES. The Company will reimburse Employee for up to $5,000 in reasonable attorneys fees and expenses incurred by Employee in negotiating this Agreement or otherwise in connection with this Agreement after it has been executed by both parties.

    11. PROMISSORY NOTE. The Company hereby forgives that certain promissory note between the Company and the Employee, dated ___________ in connection with certain of the Employee's relocation expenses.


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    12.  TAXES.  All payments to be made by the Company to Employee under this
Agreement will be subject to applicable tax withholding. The Company shall continue to provide tax planning services to Employee during the Employment Period.

    13. CONFIDENTIALITY. The Parties hereto each agree to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement.

    14. DISPARAGEMENT. Each party agrees to refrain from any disparagement, criticism, defamation, slander of the other, or tortious interference with the contracts and relationships of the other.

    15. NO REPRESENTATIONS. Each party represents that it or he has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

    16. ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee's continued services after the Effective Date and subsequent separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Employee's relationship with the Company and his compensation by the Company.

    17. NO ORAL MODIFICATION. This Agreement may only be amended in writing signed by Employee and an officer of the Company.

    18. NO TERMINATION BY THE COMPANY. The Company may not terminate this Agreement prior to the expiration of the Part-Time Employment Period.

    19. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California, without reference to its choice of law principles.

    20. COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.





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

    IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.


                                       ACCESS HEALTH, INC.


Dated as of:  December 1, 1996         By:
                                            ------------------------------------
                                            Thomas E. Gardner
                                            President

Dated as of:  December 1, 1996         ----------------------------------------
                                            Kenneth B. Plumlee
                                            Chairman of the Board



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